Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 2000 on Engelhard Corporation and Subsidiaries' consolidated financial statements as of and for the year ended December 31, 1999 incorporated by reference in Engelhard Corporation and Subsidiaries' Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

New York, New York
June 15, 2000